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                                                            This is not a proxy.

SHURGARD STORAGE CENTERS, INC.
DIVIDEND REINVESTMENT PLAN AUTHORIZATION CARD

TO GEMISYS TRANSFER AGENTS ("GEMISYS")

I hereby appoint you as my Agent, subject to the Terms and Conditions of the Dividend Reinvestment Plan of Shurgard Storage Centers, Inc. ("Shurgard"), set forth in the accompanying Prospectus, and authorize you, to the extent indicated, to apply all cash dividends payable to me on Shurgard Shares to purchase full Shares and fractional Shares of Shurgard.

This appointment relates only to the Shares held by me in the account listed below and all full Shares and fractional Shares acquired under the Plan. I understand that I may terminate my participation at any time by notifying you in writing.

I wish to participate in the Dividend Reinvestment Plan on the following basis. (Please select one option).

         [ ] FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all Shares of Shurgard Common Stock registered in my name or held for me in the Plan by Gemisys.

         [ ] PARTIAL DIVIDEND REINVESTMENT. I want to reinvest dividends on only ________ Shares of Shurgard Common Stock registered in my name. I understand that dividends on all Shares held for me in the Plan by Gemisys will be reinvested.

If your shares are held by a broker, bank or nominee, you do not have to complete this Authorization Card. Please ask your broker, bank or nominee to enroll you in the Plan.

PLEASE TYPE OR PRINT:

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Name(s) of Participant(s) (as it appears on your stock certificate(s) and/or dividend check)

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Street Address
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City                                State                                Zip

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Country

(   )
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Telephone Number

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Signature(s) of Plan Participant(s) (as it appears on your stock certificate(s)
and/or dividend check)

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Social Security Number or Taxpayer ID Number

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Date

                   MOISTEN AND SEAL HERE (ADHESIVE ON CARD).